UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

SOLUNA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

325 Washington Avenue Extension, Albany, NY 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 218-2500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNLH	The NASDAQ Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2021, , Soluna Holdings, Inc. (the “Company”) issued to certain institution investors secured convertible notes (the “Convertible Notes”) in the aggregate principal amount of approximately $16.3 million for an aggregate purchase price of $15.0 million. The Convertible Notes were to mature on April 25, 2023. On April 24, 2023, the Company reached agreement with the holders of the outstanding Convertible Notes to extend the maturity thereof until May 25, 2023 while the parties negotiate a longer term extension. As of the date of this report the terms of any further extension are not available.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Extension Agreement with the holders of Convertible Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2023

SOLUNA HOLDINGS, INC.

By:	/s/ David Michaels
Name:	David Michaels
Title:	CFO